Employment Agreement

Party A: Harbin Yifeng Eco-Environment Co., Ltd.  Tel: 53948666
Party B: Feng Yan	Gender: female Degree: bachelor
Professional Title: senior engineer
ID: 230107611228122 Tel: 53956666
Address:Team 2 Committee 34, Dianta Toudao Street, Dongli District, Harbin, China
Party A assigns Part B Feng Yan   to work as President according to the requirements of business management and operation. Upon consultation on the basis of equality and free will, Party A and Party B hereby enter into this contract and establish the labor relationship.

Ⅰ Term

The term of this Contract shall commence on 11th Sep. 2009  and ending on 10th Sep. 2011   . Upon the expiration of the contract, sign the new contract through mutual consultation.

Ⅱ Labour Remuneration

Wages shall be paid monthly to Party B on 10th every month, not less than RMB  3800   .

Ⅲ Labour Protection and Working Conditions

3.1 Party A must establish and perfect the system for occupational safety and health, strictly implement the rules and standards of the State on occupational safety and health, educate Party B on occupational safety and health, provide Party B with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labour protection.
3.2 Party A shall establish a system for vocational training, provide Party B with vocational training in a planned way and in the light of the actual situation of the unit. Party B shall accept morality education and labor skill training.

Ⅳ Obey Rules and Regulations

4.1 Party B shall respect the rules and regulations of Party A in accordance with the law; respect occupational safety health, process technique, operation rules and work specifications;
4.2 Party B shall cherish the property of Party A; respect occupational ethics and discipline.
4.3 Party B shall strictly obey working arrangement from leader and try to assist each department' work.
4.4 Party B shall observe discipline and obey the law, and keep the secrets of the company.

Ⅴ Renewal, Revision, Cancellation and Termination of the Contract
5.1 Both of the parties shall revise the contract with mutual consultation under one of the following conditions:

1 Both of the parties reach a mutual agreement;
2 A significant change in the objective circumstances relied upon at the time of the conclusion of the employment contract renders the employment contract unable to be performed
3 changes in law, regulation and rules relied upon at the time of the conclusion of the employment contract
5.2 In any one of the following conditions, Party A shall give Party B 30 day’s prior written notice;
1 After expiration of the medical treatment period, Party B, as a result of illness or a non-work-related injury, is unable to perform the duties of his/her original job or the new job arranged by Party A;
2 Party B is incompetent and remains incompetent after training or adjustment of his/her position;
3 A significant change in the objective circumstances relied upon at the time of the conclusion of the employment contract renders the employment contract unable to be performed and, after consultation, Party A and Party B fail to reach agreement on amending the employment contract;
5.3 Party A shall cancel the contract for any one of the following reasons:
1 Party B is proved not to satisfy the conditions for Party A during the probationary period;
2 Party A seriously violates the discipline, rules and regulations
3 Party B commits a serious dereliction of duty or engages in jobbery, causing substantial damage to Party A
4 Party B is subject to criminal liability in accordance with the law
5.4 Party B, when planning to cancel labor contract, shall give Party A 30 day’s prior written notice. Party B can, at any time, notify Party A of his/her decision to cancel labor contract in any one of the following conditions,
1 During his/her probationary period
2 Party A fails to pay Party B the labor compensation or provide work conditions in accordance with the contract
3 Party A forces Party B to work by using violence, threats or illegally restraining Party B’s personal freedom
5.5 Party A shall not cancel the contract, in any one of the following conditions:
1 Party B is receiving treatment for his/her diseases or injuries during the prescribed period of time;
2 Party B is confirmed to have totally or partially lost his/her labor ability due to occupational diseases or work-related injuries;
3 Party B is a female employee during her pregnancy, puerperal, or nursing periods;
4 Other cases stipulated by laws and administrative decrees.
5.6 Party A shall cancel the contract in cases that he is experiencing serious difficulties or at the edge of bankruptcy in its production and operation, after the performance of legal proceedings, needs to reduce its workforce.
5.7 The contract shall terminate upon the expiration of the contract or when the conditions for terminations agreed upon by both parties arise.

Ⅵ Where a labour dispute takes place, the parties involved may apply to the labour dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labour dispute arbitration committee for arbitration. Either party may also directly apply to the labour dispute arbitration committee for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court.

Ⅶ This contract has effect from the date of signing by authorized representative of both parties.

Ⅷ Other affairs not included hereof shall be settled through friendly consultation, or performed in accordance with relevant regulations.

Ⅸ This contract is signed in two originals, each party holding one.

Party A: Harbin Yifeng Eco-Environment Co., Ltd
By: /s/

Party B: Feng Yan
By: /s/

Date: 11th Sep. 2009